UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 1, 2023

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8350 Broad Street, Suite 2000, Tysons, Virginia	22102-5151
(Address of Principal Executive Offices)	(Zip Code)

(703) 873-6600

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock	TGNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

As previously disclosed, on May 24, 2023, TEGNA Inc., a Delaware corporation (the “Company”) entered into an agreement with Teton Parent Corp., a Delaware corporation (“Parent”) and certain affiliates of Standard General L.P., a Delaware limited partnership (“Standard General”) (each such affiliate of Standard General, an “SG Entity” and, collectively, the “SG Entities”), pursuant to which the SG Entities agreed to transfer (the “Transfer”) to the Company shares of the Company’s common stock with an aggregate value equal to $136 million (the “Termination Fee”) plus interest on the Termination Fee from and including the date on which payment of such amount was due but excluding the date of actual payment, at market-based pricing, to satisfy the obligation of Parent to pay the Termination Fee pursuant to that certain Agreement and Plan of Merger, dated February 22, 2022 (as amended by Amendment No. 1 thereto on March 10, 2022, the “Merger Agreement”), by and among the Company, Parent, Teton Merger Corp., a Delaware corporation and an indirect wholly owned subsidiary of Parent, and solely for purposes of certain provisions specified therein, certain subsidiaries of Parent, certain affiliates of Standard General, CMG Media Corporation, a Delaware corporation (“CMG”), and certain of CMG’s subsidiaries.

On June 1, 2023, the SG Entities completed the Transfer of 8,640,452 shares of the Company’s common stock to the Company to satisfy Parent’s obligation to pay the Termination Fee (including interest due on the Termination Fee as described above) of approximately $136,343,726. The completion of the Transfer satisfied the obligation of Parent to pay the Termination Fee pursuant to the Merger Agreement.

FORWARD-LOOKING STATEMENTS

This communication includes forward-looking statements within the meaning of the “safe harbor” provisions of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on current assumptions, expectations, beliefs and information available to us. Any forward-looking statements contained herein should not be regarded as guarantees of future performance and are subject to a number of risks, trends and uncertainties that could cause the Company’s actual results or actions to differ materially from what is expressed or implied by such statements, including, without limitation, risks and uncertainties related to: changes in the market price of the Company’s shares, general market conditions, access to credit or debt capital markets, applicable securities laws and alternative uses of capital; constraints, volatility, or disruptions in the capital markets or other factors affecting share repurchases; legal proceedings, judgments or settlements; the response of customers, suppliers and business partners to the termination of the merger agreement, including impacts on and modifications to the Company’s plans, operations and business relating thereto; difficulties in employee retention due to the termination of the merger agreement; the Company’s ability to re-price or renew subscribers and execute on its capital allocation strategy; and economic, competitive, governmental, technological and other factors and risks that may affect the Company’s operations or financial results, which are discussed in our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Any forward-looking statements in this communication should be evaluated in light of these important risk factors. The Company is not responsible for updating the information contained in this communication beyond the published date, or for changes made to this communication by wire services, Internet service providers or other media.

Readers are cautioned not to place undue reliance on forward-looking statements made by or on behalf of TEGNA. Each such statement speaks only as of the day it was made. TEGNA undertakes no obligation to update or to revise any forward-looking statements. The factors described above cannot be controlled by TEGNA. When used in this communication, the words “believes,” “estimates,” “plans,” “expects,” “should,” “could,” “outlook,” and “anticipates” and similar expressions as they relate to TEGNA or its management are intended to identify forward-looking statements. Forward-looking statements in this communication may include, without limitation: anticipated growth rates and TEGNA’s plans, objectives and expectations.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEGNA INC. (Registrant)

	By:	/s/ Akin S. Harrison
Akin S. Harrison
Senior Vice President and General Counsel
Date: June 1, 2023